EXECUTION COPY

Exhibit 10.14

POLO RALPH LAUREN CORPORATION

NONQUALIFIED STOCK OPTION AGREEMENT

     THIS AGREEMENT (the “Agreement”), is made effective as of the 8th day of June, 2004, (the “Date of Grant”), between Polo Ralph Lauren Corporation, a Delaware corporation (the “Company”), and Mr. Ralph Lauren (the “Participant”):

R E C I T A L S:

          WHEREAS, the Company has adopted the Polo Ralph Lauren Corporation 1997 Long-Term Stock Incentive Plan, as amended from time to time (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

          WHEREAS, the Company and the Participant have entered into an Amended and Restated Employment Agreement dated June 23, 2003 (such agreement, as amended from time to time, the “Employment Agreement”), which contemplates that the Committee will grant the Option (as hereinafter defined) to the Participant; and

          WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein (the “Option”) to the Participant pursuant to the Plan and the terms set forth herein.

          NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. Grant of the Option. The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 150,000 shares of Class A Common Stock of the Company (the “Shares”)(the “Option”), subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be $33.12 per Share (the “Exercise Price”), which amount is equal to the Fair Market Value on the Date of Grant. The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

     2. Vesting and Exercisability.

          (a) Subject to the Participant’s continued employment with the Company, the Option shall vest and become exercisable with respect to one third (1/3) of the Shares initially covered by the Option on each of the first, second and third anniversaries of the Date of Grant

(each, an “Option Vesting Date”). At any given time, the portion of the Option that has become vested and exercisable as described above (or pursuant to Sections 2(c) below) is hereinafter referred to as the “Vested Portion.”

          (b) If the Company shall terminate the Participant’s employment with the Company without Cause (as defined below), if the Company elects not to extend the Term (as defined below) or if the Participant terminates his employment with the Company for Good Reason (as defined below), then any unvested portion of the Option on the last day of the Participant’s employment with the Company (the “Termination Date”) shall continue to vest in accordance with the vesting schedule set forth in Section 2(a) hereof, subject to Participant’s continued compliance with Section 8 of the Employment Agreement (relating to non-solicitation and non-competition). In addition, any Vested Portion (and any other portion that vests as described above in this Section 2(b)) will remain exercisable until the later to occur of (i) one (1) year from the Termination Date or (ii) thirty (30) days from the date such portion of the Option becomes vested and exercisable, but in no event later than the Expiration Date (as defined below) of the Option.

          (c) If the Participant’s employment is terminated due to his death or Disability (as defined below), then any unvested portion of the Option held by the Participant on the Termination Date will vest immediately and remain exercisable for three (3) years from the Termination Date, but in no event later than the Expiration Date (as defined below) of the Option.

          (d) If the Participant’s employment with the Company is terminated by the Company for Cause, by the Participant other than for Good Reason, or if the Participant elects not to extend the Term, then any portion of the Option that has not been exercised as of the Termination Date shall be forfeited.

          (e) Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change of Control (as defined in the Plan) the Option shall, to the extent not then vested and not previously canceled, immediately become fully vested and exercisable as contemplated by Section 13 of the Plan.

          (f) For purposes of this Agreement, the terms “Cause,” “Term,” “Good Reason,” and “Disability” shall have the respective meanings specified in the Employment Agreement.

     3. Exercise of Option.

          (a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the tenth anniversary of the Date of Grant (the “Expiration Date”).

          (b) Method of Exercise.

               (i) Subject to Section 3(a), the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise or by delivering such notice to the Company by such other method as may be permitted by the Committee; provided that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Exercise Price. The payment of the Exercise Price may be made in cash, or its equivalent, or (x) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by the Participant for at least 6 months) or (y) subject to such rules as may be established by the Committee and then only to the extent permitted by law, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price.

               (ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

               (iii) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

     4. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

     5. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     6. Transferability. Except as otherwise determined by the Committee pursuant to its authority under Section 14(a)(iii) of the Plan, the Option is nontransferable during the

Participant’s lifetime, except for transfers by the Participant to family members (or trusts for their benefit) pursuant to the terms of the Plan.

     7. Withholding.

               (a) The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Option or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable federal, state or local income tax withholding requirements in respect of the Option, its exercise, or any payment or transfer under the Option or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes, provided, however, that in no event shall the amount so withheld by the Company exceed the minimum withholding rates required by applicable statutes.

               (b) Without limiting the generality of clause (a) above, the Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least 6 months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the option a number of Shares with a Fair Market Value equal to such withholding liability.

     8. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

     9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

     10. Option Subject to Plan. By accepting this Agreement and the Award evidenced hereby, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

     11. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

     12. Authority of Committee. The Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, conclusive and binding.

     13. Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Participant has hereunto set his hand, effective as of the Date of Grant.

POLO RALPH LAUREN CORPORATION

By:	/s/ Mitchell A. Kosh

Mitchell A. Kosh
Senior Vice President — Human Resources

/s/ Ralph Lauren

Participant: Ralph Lauren